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                                                     EXHIBIT 23.6

                               October 1, 1996

Board of Directors
Omniquip International, Inc.
369 West Western Avenue
Port Washington, Wisconsin 53074

Gentlemen:

I hereby consent to be named as a director nominee in the Registration Statement on Form S-1 pertaining to the proposed initial public offering of shares of common stock, par value $.01 per share, of Omniquip International, Inc.

                                        Very truly yours,


                                        /s/ Robert L. Virgil
                                        Robert L. Virgil